UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIGHTPATH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LightPath Technologies, Inc.

Annual Meeting of Stockholders

December 17, 2025

Notice and Proxy Statement

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NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday December 17, 2025

Dear Fellow LightPath Stockholders:	October 28, 2025

It is our pleasure to invite you to the Annual Meeting of Stockholders (the “Annual Meeting”) of LightPath Technologies, Inc. (the “Company”). The Annual Meeting will be held on Wednesday, December 17, 2025, at 11:00 a.m. ET in a virtual meeting format only. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to listen, vote, and submit questions, regardless of their physical location, via the internet at https://web.viewproxy.com/lightpath/2025 by using the virtual control number included in your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. If you plan to participate in the virtual Annual Meeting, please see the Instructions for the Virtual Annual Meeting section in the attached Proxy Statement.

The purpose of the Annual Meeting is to vote on the following:

1.	To elect three Class I Directors to our Company’s Board of Directors to hold office until the fiscal year 2029 Annual Meeting of Stockholders;

2.

To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in this Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (the “say-on-pay vote”);

3.

To approve Amendment No. 2 to the 2018 Stock and Incentive Compensation Plan (the “2018 SICP”) increasing the number of shares available for future grants thereunder by 2,500,000 shares of Class A Common Stock (the “Plan Amendment”);

4.	To ratify the appointment of BDO USA, P.C. (“BDO”), as our independent registered public accounting firm for the fiscal year ending June 30, 2026; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on October 24, 2025, will be entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting, as well as information on how to vote your shares. Other detailed information about us and our operations, including our audited financial statements, are included in our fiscal year 2025 Annual Report on Form 10-K (the “Annual Report”). We urge you to read and consider these documents carefully.

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Your vote is very important. Whether or not you expect to participate in the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the Annual Meeting. Unless you plan to vote at the Annual Meeting, your vote must be received by 11:59 pm EST, on December 16, 2025. You can vote by internet, telephone, or mail as follows:

By Internet Visit https://web.viewproxy.com/lightpath/2025	By Phone Call the telephone number on your proxy card, voting instruction form, or notice	By Mail Sign, date, and return the enclosed proxy card or voting instruction form

If you have any questions or require any assistance with voting your shares, please contact Albert Miranda at 1-800-472-3486 ext. 362, or amiranda@lightpath.com. Thank you for your continued support of LightPath Technologies, Inc.

Sincerely,

/s/ Shmuel Rubin
Shmuel Rubin President & Chief Executive Officer, Director
/s/ M. Scott Faris
M. Scott Faris Chair of the Board

2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 17, 2025.

We intend to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and Annual Report for the year ended June 30, 2025 on or about October 30, 2025.

Our proxy statement and Annual Report are available online at: https://web.viewproxy.com/lightpath/2025

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PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

v

LIGHTPATH TECHNOLOGIES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 11:00 A.M. ET ON DECEMBER 17, 2025

This Proxy Statement, and the enclosed proxy card, is solicited by the Board of Directors (the “Board”) of LightPath Technologies, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 17, 2025, at 11:00 a.m. ET, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from anywhere. You will be able to virtually attend the Annual Meeting by registering at https://web.viewproxy.com/lightpath/2025. We request that registrations be completed by 11:59 p.m. ET on December 16, 2025.

References in this Proxy Statement to “LightPath,” “we,” “us,” “our,” or the “Company” refers to LightPath Technologies, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

WEDNESDAY, DECEMBER 17, 2025.

This Proxy Statement and the enclosed proxy card are all available on our website at www.lightpath.com. With respect to the Annual Meeting and all of our future stockholder meetings, please contact Albert Miranda at 1-800-472-3486 ext. 362, or amiranda@lightpath.com, to request a copy of the proxy statement or proxy card, or to obtain information regarding such meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices for at least ten days prior to the Annual Meeting and at the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own and are entitled to vote. The person you designate is your “proxy,” and, by submitting a proxy card, you give the proxy the authority to vote your shares. The proxy card that is solicited by the Board designates M. Scott Faris, Chair of the Board, and Shmuel Rubin, President and Chief Executive Officer, as proxies for the Annual Meeting.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Annual Meeting for the purposes set forth herein. This Proxy Statement provides you with information on the matters to be voted on at the Annual Meeting as well as instructions on how to vote.

We intend to mail this Proxy Statement and accompanying proxy card on or about October 30, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

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Who can vote at the Annual Meeting?

You can vote if, as of the close of business on October 24, 2025 (the “Record Date”), you were a stockholder of record of Class A Common Stock or Series G Convertible Preferred Stock (“Series G Preferred Stock”), our only classes or series of capital stock issued and outstanding. On the Record Date, there were 45,426,924 shares of Class A Common Stock and 24,955.9 shares of Series G Convertible Preferred Stock issued and outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the virtual Annual Meeting, we urge you to vote by written proxy, telephone, or the Internet prior to the Annual Meeting to ensure your vote is counted. Even if you vote by proxy, you may still vote at the virtual Annual Meeting. In order to virtually attend the Annual Meeting, you must register at https://web.viewproxy.com/lightpath/2025, using the virtual control number included on your proxy card. We request that all registrations be completed by 11:59 p.m. ET on December 16, 2025.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not direct your broker how to vote your shares, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of our independent registered public accounting firm under Proposal 4 is considered a “discretionary” matter. The election of directors under Proposal 1, the advisory say-on-pay vote under Proposal 2 and the Plan Amendment under Proposal 3 are considered “non-discretionary” matters.

You are also invited to virtually participate in the Annual Meeting. However, since you are not the stockholder of record, you must provide a legal proxy from your bank or broker during registration, and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares during the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/lightpath/2025.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock and each share of Series G Preferred Stock, on an as-converted-to-Class-A-Common-Stock basis, that you owned as of the Record Date.

What am I voting on?

The following matters are scheduled for the Annual Meeting: (i) the election of three Class I Directors to our Board; (ii) an advisory say-on-pay vote; (iii) the approval of the Plan Amendment; and (iv) the ratification of the selection of BDO as our independent registered public accounting firm. A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

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What are my voting choices for the items to be voted on at the Annual Meeting and what is the voting requirement to approve each proposal?

Proposal	Board Recommendation	Voting Choices		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1 – Election of three Class I director nominees (“Proposal 1”)	FOR	•	Vote “For” any or all of the nominees listed	Plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled vote.	No effect	No effect
		•	Vote “Withhold” to withhold your vote for any or all of the nominees listed

2 - Approval on an advisory, non-binding basis the compensation of our named executive officers (“Proposal 2”)	FOR	•	Vote “For” the approval of the compensation of our named executive officers	Majority of the shares having voting power present in person or represented by proxy at the Annual Meeting	Treated as votes against this proposal	No effect
		•	Vote “Against” the approval of the compensation of our named executive officers
		•	Abstain from voting on this proposal

3 - Approval of the Plan Amendment (“Proposal 3”)	FOR	•	Vote “For” the plan amendment	Majority of the shares having voting power present in person or represented by proxy at the Annual Meeting	Treated as votes against this proposal	No effect
		•	Vote “Against” the plan amendment

		•	Abstain from voting on this proposal

4 – Ratification of the appointment of BDO as our independent registered public accounting firm (“Proposal 4”)	FOR	•	Vote “For” the ratification of the appointment	Majority of the shares having voting power present in person or represented by proxy at the Annual Meeting	Treated as votes against this proposal	No effect; Brokers have discretion to vote
		•	Vote “Against” the ratification of the appointment
		•	Abstain from voting on this proposal

_______________________________

1 “Withhold” votes have no effect on Proposal 1 because under plurality voting rules the three director nominees receiving the highest number of “For” votes will be elected.

2. Proposal 4 is considered to be a “discretionary” item. Accordingly, if you hold your shares in street name and do not direct your broker how to vote your shares, the broker will be entitled to vote the shares with respect to Proposal

4. As a result, we do not expect any broker non-votes on Proposal 4.  Broker non-votes, if any, will have no effect on Proposal 4.

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Instructions for the Virtual Annual Meeting

Participating in the Virtual Annual Meeting

The Annual Meeting will be virtual. There will be no physical meeting location. A virtual meeting format offers the same participation opportunities as those opportunities available to stockholders at in-person meetings. Stockholders will be able to listen, vote, and submit questions. To participate in the Annual Meeting, you must register at https://web.viewproxy.com/lightpath/2025. We request that registrations be completed by 11:59 p.m. ET on December 16, 2025, using your desktop or mobile device and entering the virtual control number on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares during the meeting) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/lightpath/2025.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the personalized link you received via email in your registration confirmation at https://web.viewproxy.com/lightpath/2025.

The Annual Meeting will begin promptly at 11:00 a.m. ET on Wednesday, December 17, 2025. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin 30 minutes prior to the start of the Annual Meeting. You should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the Annual Meeting. You may submit a question in advance of the Annual Meeting during the registration process by visiting https://web.viewproxy.com/lightpath/2025. You may also submit a question at any time during the Annual Meeting by typing the questions into the questions box on the screen once the virtual meeting starts. The Chair of the Annual Meeting has broad authority to conduct the meeting in an orderly manner.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, send an email to VirtualMeeting@viewproxy.com  or call (866) 612-8937 for assistance.

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How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

•

By Internet or Telephone. To vote by proxy via the Internet, simply follow the instructions described on the notice or proxy card. To vote by proxy via the telephone within the United States and Canada, use the toll-free number on the notice or proxy card.

•

By Mail. To vote by mail using the proxy card, simply complete, sign, and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to participate in the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the virtual Annual Meeting and vote electronically if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you can vote as follows:

•

By Internet or Telephone. You may vote through the Internet or by telephone only if your broker, bank, or other agent makes these methods available, in which case the instructions will be included with the proxy materials. If you want to vote electronically at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, follow the instructions from your broker, bank, or agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

•

By Mail. You should have received a proxy card and voting instructions with these proxy materials from the broker, bank, or other agent holding your shares rather than from us. To vote by mail, simply complete and mail the proxy card or voting instruction form to ensure that your vote is counted.

 What if I am a stockholder of record and return a proxy card but do not make specific choices?

You should specify your choice for each matter on the proxy card. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	FOR each of the Class I director nominees listed under Proposal 1;
•	FOR the compensation of our named executive officers under Proposal 2;
•	FOR the approval of the Plan Amendment under Proposal 3; and
•	FOR the ratification of BDO as our independent registered public accounting firm under Proposal 4.

If any other matter is properly presented at the meeting, your proxy (the individual named on your proxy card) will vote your shares using his or her best judgment.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you fail to complete a proxy card or provide your broker with voting instructions at least ten days before the meeting, your broker will be unable to vote on the non-discretionary matters (i.e., Proposal 1, 2 and 3). Your broker may use his or her discretion to cast a vote on any routine or discretionary matter (i.e., Proposal 4).

What is “notice and access” and why did we elect to use it?

We make the proxy materials available to stockholders electronically under the Notice and Access regulations of the Securities and Exchange Commission (the “SEC”). Specifically, most of our stockholders receive a Notice of Internet Availability (“Notice”) instead of a full set of proxy materials in the mail. The Notice explains how to access and review the proxy materials and how to vote at the meeting or by proxy. We believe this method of delivery expedites distribution of proxy materials and also allows us to conserve natural resources and reduce the costs of printing and distributing these materials.

If you received a Notice but would prefer to receive printed copies of the proxy materials in the mail, please follow the instructions in the Notice for requesting such materials.

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Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers, and employees may also solicit proxies by mail, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 362. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy by:

•	submitting a new proxy with a later date;

•	sending written notice of revocation to our Corporate Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 in time for her to receive it before the Annual Meeting; or

•	voting electronically at the Annual Meeting. Simply participating virtually at the Annual Meeting will not, by itself, revoke your proxy.

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Who will count votes?

Votes will be counted by the inspector of elections appointed for the Annual Meeting. The inspector of elections will also determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum, and whether or not the proxies and ballots are valid and effective.

What is the quorum requirement?

A majority of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting must be present at the Annual Meeting (in person or represented by proxy) in order for us to hold the Annual Meeting and conduct business. This is called a quorum. On the Record Date, there were 57,034,321 outstanding shares of our capital stock (including all restricted stock awards at such date) entitled to vote at the Annual Meeting comprised of 45,426,924 outstanding shares of Class A Common Stock and 11,607,397 shares of Series G Preferred Stock on an as-converted-to-Class-A-Common-Stock basis permitted to vote at the Annual Meeting. Thus, 28,517,161 shares of Class A Common Stock and Series G Preferred Stock, on an as-converted basis, must be present at the Annual Meeting (in person or represented by proxy) to have a quorum.

              Your shares will be counted towards the quorum only if you submit a valid proxy or vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares entitled to vote and present at the Annual Meeting (virtually or represented by proxy) may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following such results becoming final.

When are stockholder proposals for the 2027 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement and form of proxy for the 2027 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and our Bylaws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before June 30, 2026, which is 120 calendar days prior to the anniversary of the mailing date of this year’s annual meeting proxy statement and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the fiscal year 2027 annual meeting of stockholders, but the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, or nominate a director for election at the fiscal year 2027 annual meeting of stockholders, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”). Under our Bylaws, in order for a proposal to be timely, it must be received by us no earlier than 120 days prior to the anniversary of fiscal year 2026 annual meeting of stockholders, or August 19, 2026, and no later than 90 days prior to the anniversary date of the fiscal year 2026 annual meeting of stockholders, or September 18, 2026. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting or nominate a director for election at the meeting. Finally, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our fiscal year 2027 annual meeting of stockholders is August 19, 2026.

If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named as proxies will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if and when the matter is raised at the 2027 annual meeting of stockholders.

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PROPOSAL 1 – ELECTION OF DIRECTORS

What Am I Voting On?

Stockholders are being asked to elect three Class I Directors: Dr. Joseph Menaker, Ms. Darcie Peck and Mr. Mark Caylor, to serve for a term ending at the third successive annual meeting of stockholders following this Annual Meeting, or until their successors have been duly elected and qualified.

If any of the nominees becomes unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, the individual named as proxy on the proxy card may exercise discretionary authority to vote for substitute nominees proposed by the Board, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

Voting Recommendation

FOR the election of each Class I Director nominee.

Board and Committee Composition

Currently, we have eight directors with each director serving until his or her successor is elected and qualified. Our Board is divided into three classes, denoted as Class I, Class II, and Class III, serving staggered three-year terms with one class elected annually. The current term of office for our Class I directors expires at the Annual Meeting, while the term for our Class II Directors expires at the 2027 annual meeting and the term for our Class III directors expires at the 2028 annual meeting.

The table below lists each current director, each such director’s committee memberships as of June 30, 2025, the Chair of each Board committee, and each such director’s class.

Name	Class	Audit	Compensation	Finance	Nominating & Corporate Governance
Dr. Joseph Menaker	I
Darcie Peck	I
Mark Caylor*	I
M. Scott Faris, Chair	II
S. Eric Creviston	II
Thomas Ellis	II
Kim Crider	III
Shmuel Rubin	III
Committee Chair:		Peck	Faris	Creviston	Faris

* Mr. Caylor was appointed as a director of the Board on October 9, 2025.

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Biographical and Related Information – Director Nominees, Continuing Directors, and Executive Officers

The following is an overview of the biographical information for each of our director nominees, continuing directors, and executive officers, including their age, the year they became directors or officers, their principal occupations or employment for at least the past five years, and certain of their other directorships.

Nominees for Class I Directors

Dr. Joseph Menaker, 68 Director

Dr. Menaker was appointed to the Board in November 2018, and prior to that was a consultant to the Board beginning in March 2018, and prior to that was a consultant to us beginning in December 2016. From 1998 to 2016, he served as President of ISP, and as a director of its wholly owned subsidiary, ISP Latvia, until we acquired ISP in December 2016. Dr. Menaker is a graduate of Latvian State University, where he received his Bachelor and Master of Science degrees in Economics. In 1985, Dr. Menaker received a Doctor of Philosophy degree in Economics from Leningrad Institute of Finance and Economics. He co-founded UAV Factory Ltd. (“UAVF”) in Latvia in 2009 and served as its CEO from January 2017 to January 2021. Dr. Menaker continues to serve as a member of the Board of Directors for UAVF, which became part of Edge Autonomy Holdings. Edge Autonomy Holdings is a leading manufacturer of unmanned aerial vehicles. Dr. Menaker is also a Board Member of Alpha Unmanned Systems, Spanish Company specializing in the unmanned rotary systems. He also serves as a board member for Tsal Kaplun Foundation, a non-profit organization. Dr. Menaker’s expertise gained in various roles in financial management, international operations, and manufacturing high tech products and their applications for over thirty years, coupled with his knowledge gained as a researcher and analyst in economics provide invaluable knowledge to our Board and qualify him for service as one of our directors.

Darcie Peck, 67 Director

Ms. Peck has served as one of our directors since November 2019. Ms. Peck served as a consultant to the Board beginning in April 2019. Prior to that she served as a Managing Partner of a start-up employee engagement consultancy firm from June 2017 through February 2019 and she currently works with and advises private companies in short and long term cash, capital planning and strategies. From May 2013 until February 2016, Ms. Peck served as the Vice President Finance, Global Services for IMS Health Inc. (“IMS Health,” now IQVIA Holdings Inc.), a technology and analytics company serving life sciences companies near Danbury, Connecticut. From November 2009 until May 2013, Ms. Peck was Vice President Financial Planning and Analysis for IMS Health. From May 2002 through November 2009, Ms. Peck was Vice President Finance and Investor Relations for IMS Health. Prior to that, Ms. Peck was Vice President Finance, IBM Software Group (a division of International Business Machines Corp., or “IBM”) in Somers, New York from March 2001 to May 2002. From 1982 through to 2001, she held progressively increasing leadership responsibilities at IBM in finance, including Chief Financial Officer and General Manager of several acquired companies in technology, manufacturing, and computer leasing. Ms. Peck earned a Bachelor of Arts degree in Biology at the University of Rochester and a Master’s degree in Business Administration from New York University Stern Graduate School of Business Administration. Ms. Peck’s expertise in executive leadership, financial and strategic planning, investor relations, international business, general management, business and pricing acumen, and high technology manufacturing process knowledge, uniquely qualifies her for service as one of our directors.

Mark Caylor, 61 Director

Mr. Caylor has served as a director of the Company since October 9, 2025. Prior to joining the Board, from January 2018 to July 2024, Mr. Caylor served as the corporate vice president and president of Northrop Grumman’s Mission Systems sector, a global provider of advanced solutions for defense and intelligence customers. In this role, Mr. Caylor oversaw the development and production of large-scale, mission-critical systems and complex hardware and software products. Mr. Caylor earned a bachelor’s degree in aeronautical and astronautical engineering from the Massachusetts Institute of Technology, a master’s degree in aeronautics and astronautics from the California Institute of Technology and a master’s degree in business administration from UCLA’s Anderson School of Management. Mr. Caylor’s proven track record in various roles of executive leadership coupled with his financial and technology management acumen qualifies him for service as one of our directors. As further discussed below, Mr. Caylor was nominated to the Board by a security holder.

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Class II Directors

M. Scott Faris, 60 Chair

Mr. Faris has served as a director of the Company since December 2011, and was appointed Chair, effective December 20, 2022. Mr. Faris is an experienced entrepreneur with almost two decades of operating, venture-financing, and commercialization experience, involving more than 20 start-up and emerging-growth technology companies. In April 2024 Mr. Faris founded Eqlipse Quantum, a commercialization accelerator focused on launching and financing transformational dual-use quantum enabled companies for critical defense and intelligence requirements. From October 2021 to April 2024, Mr. Faris served as Chief Executive Officer of Infleqtion (formerly Cold Quanta, Inc.). Since September 2016, he had served as Chief Business Officer of Luminar Technologies, Inc., a leading developer of autonomous vehicle systems technologies including Lidar sensor suites. In June 2013, Mr. Faris founded Aerosonix, Inc. (formerly MicroVapor Devices, LLC), a privately held developer and manufacturer of advanced medical devices, and served as its Chief Executive Officer until August 2016 and has served as Chairman of the board of directors since June 2013. In 2002, Mr. Faris also founded the Astralis Group, a strategy advisor that provides consulting to start-up companies and, since 2004, Mr. Faris has served as its Chief Executive Officer. In August 2007, Mr. Faris founded Planar Energy, a company that developed transformational ceramic solid-state battery technology and products and served as its Chief Executive Officer until June 2013. Planar Energy is a spin-out of the U.S. Department of Energy’s National Renewable Energy Laboratory. From October 2004 to June 2007, Mr. Faris was a partner with Corporate IP Ventures (formerly known as MetaTech Ventures), an early-stage venture fund specializing in defense technologies. Mr. Faris also previously served as the Chairman and Chief Executive Officer of Waveguide Solutions, a developer of planar optical light wave circuit and micro system products, and as a director and Chief Operating Officer of Ocean Optics, Inc., a precision-optical-component and fiber-optic-instrument spin-out of the University of South Florida. Mr. Faris was also the founder and Chief Executive Officer of Enterprise Corporation, a technology accelerator, served as a director of the Florida Seed Capital Fund and Technology Commercialization at the Center for Microelectronics Research, and the Chairman of the Metro Orlando EDC. Mr. Faris received a Bachelor of Science degree in Management Information Systems from Penn State University in 1988. Mr. Faris’s significant experience in executive management positions at various optical component companies, his experience in the commercialization of optical and opto-electronic component technology, and his background in optics, technology, and venture capital qualify him for service as one of our directors.

S. Eric Creviston, 61 Director

Mr. Creviston has served as one of our directors since March 2021. He has served as Corporate Vice President and President of Connectivity and Sensors Group for Qorvo, Inc. (“Qorvo”) since June 2022. Prior to that, he served as Corporate Vice President and President of Mobile Products for Qorvo since January 2015. Prior to that, he served as the Corporate Vice President and President of Cellular Products Group for RF Micro Devices, Inc. (“RFMD”) from August 2007 to January 2015. From May 2002 to August 2007, he served as Corporate Vice President of Cellular Products Group (previously known as Wireless Products until 2004), for RFMD. Mr. Creviston received a Master’s degree in Electrical and Electronics Engineering from the University of Illinois. Mr. Creviston’s previous experience in various leadership roles in Qorvo and RFMD adds invaluable knowledge to our Board with respect to assessing our business strategies, evaluating operating performance, assessing risks, and evaluating potential merger and acquisition opportunities, all of which qualify him for service as one of our directors.

Thomas Ellis, 56 Director

Mr. Ellis has served as a Co-Managing Member at North Run, a public security investment firm, since December 2002. Prior to co-founding North Run in 2002, Mr. Ellis, was a Principal at Berkshire Partners, LLC, a private equity firm, an Analyst at MHR Fund Management, a hedge fund and distressed debt fund, and an Associate in the Investment Banking Division of Goldman, Sachs & Co.  Mr. Ellis has served on the boards of directors of LENSAR, Inc. since May 2023 and of Guerrilla RF, Inc. since August 2024.  Mr. Ellis received an A.B. degree from Princeton University and a J.D. degree from Harvard Law School. Mr. Ellis’ board and investment management experience will provide the Board significant insight into the Company’s strategy and investment decisions, all of which qualify him for service as one of our directors. As further discussed below, Mr. Ellis was nominated to the Board by a security holder.

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Class III Directors

Kim Crider, 61 Director

Ms. Crider is a highly experienced executive and has served as a director on boards for both private and public companies. She has held executive leadership positions in several multi-billion-dollar enterprises over the past 10 years, with deep expertise in aerospace, cybersecurity, data/AI and information technology. Ms. Crider presently has served as a member of the Board of Directors for the National Cybersecurity Center since July 2021, and for the Catalyst Campus for Technology & Innovation since January 2022. She also serves as a Board Advisor for Aalyria Technologies, Inc., a position she has held since January 2022. Ms. Crider served as a member of the Board of Directors of Virgin Orbit National Systems, LLC from April 2022 to August 2023. Ms. Crider is a founding partner and since its inception in May 2023, has served as the Co-Chief Executive Officer of Elara Nova Space Consultancy, LLC, a premier global advisory firm focused on the space sector. From 2016 to 2021, she was President of Kim Crider & Associates, LLC and Leadership Matters, LLC, specialized consulting firms providing executive consulting and coaching services to CEOs, CIOs, CTOs and other C-Suite leaders across industry sectors. A retired Major General in the United States Air Force, after serving in progressive leadership roles from 1986-2019, she also served as the first Chief Technology and Innovation Officer for the United States Space Force, Pentagon Washington D.C. from 2019 to 2021. Ms. Crider earned a Bachelor of Science degree in Electrical Engineering from Duke University in North Carolina, a Master of Business Administration degree from Western New England College in Massachusetts, a Master of Science in Military Studies from Air Command and Staff College in Alabama, a Master of Science in National Resource Strategy from National Defense University in Washington, D.C., and a Graduate Certificate in Organizational Behavior from Harvard University in Massachusetts. Ms. Crider’s expertise in corporate accountability, compliance, special security agreements, CEO transition/succession planning, cybersecurity risk management and oversight, uniquely qualifies her for service as one of our directors.

Shmuel Rubin, 51 President & Chief Executive Officer, Director

Mr. Rubin has served as our President, Chief Executive Officer, and as a Director since March 2020. Mr. Rubin is also Chief Executive Officer and a director of LightPath Optical Instrumentation (Shanghai) Co., Ltd. (“LPOI”), our wholly-owned subsidiary located in Jiading, People’s Republic of China, LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), our wholly-owned subsidiary located in the New City District, of the Jiangsu province of the People’s Republic of China, ISP Optics Corporation (“ISP”), our wholly-owned subsidiary, located in Orlando, Florida, and ISP Optics Latvia SIA (“ISP Latvia”), our wholly-owned subsidiary located in Riga, Latvia.

Prior to joining us, Mr. Rubin was formerly the General Manager at Thorlabs Inc. (“Thorlabs”). In Mr. Rubin’s prior senior executive role at Thorlabs, he was responsible for Thorlabs’ Imaging Systems Division, a standalone organization with its own sales and marketing, as well as global responsibility for all of Thorlabs’ Life Science activities. Among the positions he held at Thorlabs, Mr. Rubin founded and grew Thorlabs’s fast growing operation in China, and spearheaded Thorlabs’ entry and significant growth in the Life Sciences market. As a member of the senior executive team, Mr. Rubin led new strategic initiatives for Thorlabs, including new product lines, acquisitions and growth into new markets. Prior to joining Thorlabs, Mr. Rubin co-founded Xlight Photonics, an optical communication startup, which was later sold to a telecommunications private equity firm. Mr. Rubin holds a Bachelor of Science degree in Electronic Engineering from Ben Gurion University, a Master of Business Administration degree from New York University, Stern School of Business, and is a graduate of the Executive Education, Program for Leadership Development at Harvard Business School. Mr. Rubin’s significant management experience in the optical industry qualifies him to lead us and our business and serve as one of our directors.

Executive Officers

Shmuel Rubin, 51 President & Chief Executive Officer, Director	Mr. Rubin’s biographical information is included above.

Albert Miranda, 58 Chief Financial Officer

Mr. Miranda joined the Company in April 2021 and was appointed as our Chief Financial Officer on May 7, 2021. Mr. Miranda was previously employed with Jenoptik North America, Inc. (“Jenoptik”) for twelve years and held the positions of President and Chief Financial Officer. Prior to his employment with Jenoptik, he held senior level finance and operational positions in optical products groups within Carl Zeiss AG and served in the finance department for a division of BASF SE. Mr. Miranda received an undergraduate degree in Public Accounting from Pace University in New York. He attained significant professional experience and management expertise through key functional areas encompassing finance, operations, business development, sales, marketing, human resources, and information technology across a broad group of products and services in demanding and diverse industries including healthcare, defense and security, consumer electronics, automotive, and semiconductors.

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CORPORATE GOVERNANCE

Corporate Codes and Policies

The Board approved an Amended and Restated Code of Business Conduct and Ethics (the “Code”) on April 28, 2016. The Code applies to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Board also approved an Amended and Restated Code of Business Conduct and Ethics for Senior Financial Officers (the “Senior Financial Officer Code”), which applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, accounting manager, and persons performing similar functions. Copies of the Code and the Senior Financial Officer Code are available on our website at www.lightpath.com, under the “Investors” tab, or may be obtained free of charge by writing to: Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826.

Insider Trading Policy

We have a Guide for Trading in Securities that governs trading activity by directors, officers and employees. Employees and directors are prohibited from selling or buying publicly traded options on LightPath stock, or trading in any LightPath stock derivatives. Additionally, these individuals may not engage in transactions in which they may profit from short-term speculative swings in the value of LightPath stock utilizing “short sales” or “put” or “call” options, and they are prohibited from holding LightPath stock in a margin account or pledging Company securities as collateral for a loan. We believe our Guide for Trading in Securities and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable standards of the Nasdaq Stock Market (“Nasdaq”). In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Guide for Trading in Securities was filed as an exhibit to our Annual Report filed with the SEC for the year ended June 30, 2025.

Director Independence

In accordance with Nasdaq and SEC rules, the Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards.  Based on these standards, the Board has determined that as of the end of fiscal year 2025, each of the following non-employee directors was “independent” and has no relationship with us, except as one of our directors and stockholders:

M. Scott Faris	Kim Crider
Darcie Peck	S. Eric Creviston
Joseph Menaker	Mark Caylor

Based on these standards, the Board determined Shmuel Rubin, currently a Class III Director, is not “independent” as that term is defined in Nasdaq listing standards.

Board Attendance

The Board held 12 meeting meetings during the fiscal year ended June 30, 2025. Each director that served for the full fiscal year ending June 30, 2025 attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director, as applicable and (2) the total number of meetings of all Committees on which he or she served during the period in which he was a director.

It is the policy of the Board to encourage its members to attend our Annual Meeting, but it is not required. All of the Board members at the time of the 2025 annual meeting of stockholders attended the annual meeting.

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Board Committees

The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee (the “Nominating Committee”), and a Finance Committee.

Audit Committee. The Audit Committee, which as of June 30, 2025, consisted of Darcie Peck (Chair), Dr. Joseph Menaker, and Kim Crider, met six times during fiscal year 2025. The meetings included discussions with management and with our independent registered public accounting firm to discuss our interim and annual consolidated financial statements and our annual report, and the effectiveness of our financial and accounting functions and organization.

The Audit Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investors” and “Governance” tabs. The Audit Committee’s responsibilities include, among others, engaging and terminating our independent registered public accounting firm, oversight of the independent registered public accounting firm, and determining the compensation for their engagement(s). The Board has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC and Nasdaq. The Board has also determined that all three members of the Audit Committee are “audit committee financial experts” as defined by SEC rules and qualify as independent in accordance with the Nasdaq rules. Their respective business experience that qualifies each director to be determined as “audit committee financial expert” is described above.

Compensation Committee. The Compensation Committee, which as of June 30, 2025, consisted of M. Scott Faris (Chair), Darcie Peck, and S. Eric Creviston, met three during fiscal year 2025. The Compensation Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investors” and “Governance” tabs.

The Compensation Committee is responsible for establishing, implementing, and continually monitoring our compensation policies and philosophy, including administering our 2018 Omnibus Incentive Plan (the “SICP”), pursuant to which incentive awards, including restricted stock units and stock options, are granted to our directors, executive officers, and key employees. The Compensation Committee is responsible for determining executive compensation, including approving recommendations regarding equity awards to all of our executive officers. However, the Compensation Committee does rely on the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other executive officers. The conclusions reached, and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. In the case of the Chief Executive Officer, compensation is determined solely based on the review conducted by the Compensation Committee.

The Compensation Committee also annually reviews director compensation to ensure non-employee directors are adequately compensated for the time expended in fulfilling their duties to us, as well as the skill-level required by us of members of the Board. After the Compensation Committee completes their annual review, they make recommendations to the Board regarding director compensation.

The Compensation Committee regularly engages compensation consultants to assist with the Compensation Committee’s responsibilities related to our executive compensation program and the director compensation program. The Compensation Committee plans to engage a consultant every two years to review and make recommendations on the Company’s executive compensation plans.

Finance Committee. The Finance Committee, which as of June 30, 2025, consisted of S. Eric Creviston (Chair), Dr. Joseph Menaker, and M. Scott Faris met once during fiscal year 2025. The Finance Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investors” and “Governance” tabs. The Finance Committee oversees our financial management, including overseeing our strategic and transactional planning and activities, global financing, capital structure objectives and plans, insurance programs, tax structure, and investment program and policies.

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Nominating and Corporate Governance Committee. The Nominating Committee, which as of June 30, 2025, consisted of M. Scott Faris (Chair), S. Eric Creviston, and Darcie Peck, met once during fiscal year 2025. The Nominating Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investors” and “Governance” tabs. The Nominating Committee carries out the responsibilities delegated by the Board relating to our director nominations process and procedures, and developing, maintaining, and monitoring compliance with the Company’s corporate governance policies, guidelines, and activities.

Nominations Process and Criteria

The Nominating Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director. Further, experience and skills diversity of the Board is also a factor in our director recruitment process. However, the Nominating Committee and the Board believe that at this time, it is unnecessary to adopt criteria for the selection of directors. Instead, the Nominating Committee and the Board believes that the desirable background of a new individual member of the Board may change over time and that a thoughtful, thorough selection process is more important than adopting criteria for directors.

They will also identify, recruit, and screen candidates for the Board, consistent with criteria approved by the Board. The Nominating Committee and Board is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including industry contacts of our directors or professional search firms. The Nominating Committee also considers any director candidates recommended by our stockholders pursuant to the procedures described in the Proxy Statement and any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules, and regulations, and the provisions of our charter documents.

There were no fees paid or due to third parties in fiscal year 2025 to identify or evaluate, or to assist in evaluating or identifying potential director nominees.

Stockholders may also nominate candidates for consideration by the Nominating Committee if they satisfy all of the requirements in our Bylaws. Stockholder submissions to nominate a candidate for election as a director must be sent in writing to our Corporate Secretary and received at the Company’s principal office not less than 90 days nor more than 120 days prior to the annual meeting at which the director is to be elected and otherwise in accordance with the procedure described in the stockholder proposal section of this Proxy Statement.

As discussed in more detail below, pursuant to the Purchase Agreement, we agreed to increase the size of the Board to a total of eight directors, to appoint one designee of North Run Strategic Opportunities Fund I, LP (“North Run”) and an independent director selected by the North Run and agreed to by us to the Board, and to provide North Run with continuing director designation rights based on the North Run’s beneficial ownership of Class A Common Stock on an as-converted basis, each effective as of the closing of the Acquisition.

The Corporate Secretary will promptly forward any such correspondence to the Chair of the Nominating Committee for review and consideration by the Nominating Committee in accordance with the criteria described above.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than August 19, 2026. However, in the event our fiscal year 2027 annual meeting is more than 30 days before or after the anniversary of our fiscal year 2026 annual meeting, such notice must be provided by the later of (a) 60 days prior to the date of fiscal year 2027 meeting or (b) 10 days following the day on which we first publicly announce the date of the fiscal year 2027 meeting.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any person beneficially owning more than 10% of our common stock to file reports concerning their ownership of our equity securities with the SEC. Based solely on a review of the forms filed electronically with the SEC during fiscal 2025 and on written representations that no Form 5 was required to be filed, we believe that, during fiscal 2025, all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements, except that Albert Miranda filed a delinquent Form 4 with respect to two transactions; Sam Rubin filed a delinquent Form 4 with respect to two transactions; Thomas Ellis filed a delinquent Form 4 with respect to one transaction; and North Run filed a delinquent Form 4 with respect to three transactions (Mr. Ellis may be deemed to be an indirect beneficial owner of the securities owned by North Run).

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the Audit Committee (other than any interested director) for approval or disapproval. Neither the Audit Committee nor the Board have adopted a written policy for reviewing related party transactions but when presented with such transaction, the transaction is discussed by the Audit Committee and documented in its meeting minutes.

The Code also requires our employees, officers, and directors to provide prompt and full disclosure of all potential conflicts of interest to the appropriate person. These conflicts of interest may be specific to the individual or may extend to his or her family members. Any officer who has a conflict of interest with respect to any matter is required to disclose the matter to our Chief Executive Officer or, in the case of the Chief Executive Officer, to the Chair of the Audit Committee. All other employees are required to make prompt and full disclosure of any conflict of interest to his or her immediate supervisor, who will then make prompt and full disclosure to our Chief Executive Officer. Directors are required to disclose any conflict of interests to the Chair of the Audit Committee and are prohibited from voting on any matter(s) in which they have a conflict of interest. In addition, directors and executive officers are required to disclose in an annual questionnaire, any current or proposed conflict of interests (including related party transactions).

The Company is party to a Sales Representative Agreement, dated as of October 8, 2020, pursuant to which Rosh Electroptics LTD. (“Rosh”) is a non-exclusive sales representative for the Company in Israel. Shmuel Rubin, our Chief Executive Officer, is the son of Ephraim Rubin and brother of Meir Rubin, who are the owners, directors and other control parties of Rosh. During the fiscal year ending June 30, 2025, we incurred approximately $172,000 in material costs and approximately $63,000 in commission expenses, and received approximately $151,000 in sale proceeds.

On February 18, 2025, we completed the acquisition of all of the outstanding membership interests of G5 Infrared, LLC on February 18, 2025 (the “Acquisition”). In connection with, and in part to fund, the Acquisition, on February 13, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, whereby we agreed to issue and sell to the investors, for an aggregate gross purchase price of $32.2 million, (a) an aggregate of approximately 24,956 shares of Series G Preferred Stock (the “Preferred Shares”), a newly established series of preferred stock, which were initially convertible into 11,607,397 shares (the “Conversion Shares”) of Class A Common Stock, (b) Warrants to purchase an aggregate of 4,352,774 shares of Class A Common Stock (the “Warrant Shares”), and (c) senior secured promissory notes in the aggregate principal amount of $5,195,205 (the “Notes”), which are convertible into shares of Series G Preferred Stock upon the occurrence of the event specified in the Notes (the “Preferred Conversion Shares”), which are in turn convertible into Conversion Shares (the Preferred Shares, Conversion Shares, Warrants, Warrant Shares, Notes and Preferred Conversion Shares, collectively the “Securities,” and the transactions contemplated by the Purchase Agreement, the “Private Placement”).

Pursuant to the Purchase Agreement, we agreed to increase the size of the Board to a total of eight directors, to appoint one designee of North Run and an independent director selected by the North Run and agreed to by us to the Board, and to provide North Run with continuing director designation rights based on the North Run’s beneficial ownership of Class A Common Stock on an as-converted basis, each effective as of the closing of the Acquisition. In accordance with this covenant, Thomas Ellis was appointed to the Board, effective as of the Closing.  Mr. Ellis is a member of each of North Run Advisors, LLC and North Run Opportunities. In addition, North Run has nominated Mark Caylor as the designated independent director.

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Board of Directors Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Our Board has chosen to separate the positions of Chair and Chief Executive Officer, with Mr. M. Scott Faris serving as Chair, and Mr. Shmuel Rubin serving as President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Rubin is responsible for our day-to-day leadership and performance, with the Board being responsible for setting our strategic direction, as well as overseeing and advising our management. The Board believes that the current independent leadership of the Board by our non-executive Chair enhances the effectiveness of its oversight of management and provides a perspective that is separate and distinct from that of management.

Role of the Board in Risk Oversight

Our Board is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and accessing the steps management has taken to monitor, control, and report such risks, to our Audit and Finance Committees. Such risks include risks relating to execution of our growth strategy, the effects of the contracting in the global economy and general financial condition and outlook on customer purchases, component inventory supply, or ability to expand our partner network, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, inventory investment and risk of obsolescence, security of information systems and data, integration of new information systems, credit risk, product liability, and costs of reliance on external advisors. The Audit or Finance Committee, as applicable, then reports such risks as appropriate to the Board. The Board initiates discussions with appropriate members of our senior management if, after discussion of such risks, the Board determines that such risks raise questions or concerns about the status of operational risks then facing us.

Our Board relies on our Compensation Committee to address significant risk exposures we face with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession, and benefit costs, and, when appropriate, reports these risks to the full Board.

Stockholder Communications with the Board

Stockholders and other parties interested in communicating directly with the Board, a committee of the Board, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. The Corporate Secretary will forward all appropriate communications.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 21, 2025, the number and percentage of outstanding shares of our Class A Common Stock and Series G Preferred Stock, owned by: (i) each of our directors (which includes all nominees), (ii) each of the named executive officers, (iii) our directors and executive officers as a group, and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities. As of October 21, 2025, the number of shares of Class A Common Stock and Series G Preferred Stock outstanding was 44,670,213 and 24,955.9 (or 11,607,397 on an as-converted-to-Class-A-Common-Stock basis), respectively.

The number of shares beneficially owned by each director, named executive officer, and greater than 5% beneficial owner is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of October 21, 2025, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied in a questionnaire completed by each named executive officer and director.

	Securities
	Class A Common Stock (2)						Series G Preferred Stock (2)
Name and Address (1)	Restricted (3)	Common Stock	Stock Options	Number of Shares Beneficially Owned		Percentage Beneficially Owned	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Combined Voting Power (2)
M. Scott Faris, Chair	464,560	3,940	—	468,500		1.0%	—	—	1.0%
Dr. Joseph Menaker, Director	249,093	—	—	249,093		*	—	—	*
Darcie Peck, Director	63,151	159,655	—	222,806	(4)	*	—	—	*
S. Eric Creviston, Director	19,355	152,057	—	171,412		*	—	—	*
Kim Crider, Director	19,355	49,796	—	69,151		*	—	—	*
Thomas B. Ellis, Director (5)	6,968	—	—	12,837,694		22.0%	9,331,437	80.4%	22.0%
Mark Caylor, Director	—	—	—	—		—	—	—	—
Shmuel Rubin, CEO	138,938	227,722	225,000	591,660		1.3%	—	—	1.3%
Albert Miranda, CFO	60,318	55,236	75,000	190,554		*	—	—	*
All directors and executive officers currently holding office as a group (9 persons)	1,021,738	648,406	300,000	14,800,869		24.8%	9,331,437	80.4%	24.3%

Greater than 5% beneficial owners:
North Run Affiliated Funds (5)	—	—	—	12,837,693		22.0%	9,331,437	80.4%	22.0%

*Less than 1%

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Notes:

(1)	Except as otherwise noted, the address for all directors and officers is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826.

(2)

Each share of Class A Common Stock is entitled to one vote, and each share of Series G Preferred Stock entitles its holder to a number of votes equal to the whole number of shares of Class A Common Stock into which a share of Series G Preferred Stock can be converted.

The beneficial ownership information shown in the table under “Class A Common Stock” includes the number of shares of Class A Common Stock held by such holder, as well as shares of our Class A Common Stock such holder could acquire within 60 days of September 24, 2025, including by converting shares of Series G Preferred Stock or notes, exercising warrants or options, or upon settlement of restricted stock. The beneficial ownership information shown in the table under “Series G Preferred Stock” reflects the maximum number of shares of Series G Preferred Stock that may be converted into shares of Class A Common Stock. Each share of Series G Preferred Stock is currently convertible into a number of shares of Class A Common Stock based on the stated value of such share and any declared and unpaid dividends divided by an initial conversion price of $2.15.

The percentage reported under “Combined Voting Power” represents the holder’s voting power with respect to all of our shares of Class A Common Stock and Series G Preferred Stock outstanding as of September 24, 2025, voting as a single class, as to each holder, including any shares of Class A Common Stock that such holder could acquire by exercising the warrants or options or upon vesting of restricted stock, as such securities confer no voting power until the issuance of Class A Common Stock upon their exercise or settlement.

(3)

Historically, restricted stock units (“RSUs”) awarded to our directors vest over three years. Beginning with the November 2021 grants, RSUs awarded to our directors now vest over one year, to more accurately reflect the period of service. Except for S. Eric Creviston and Kim Crider, our directors have elected to defer receipt of the vested shares until after they leave the Board, either by reason of resignation, termination, or otherwise. For the directors who have elected to defer, the vested shares remain unissued. All of the directors’ unvested RSUs will vest upon such director’s resignation or termination from the Board. The amounts of restricted stock set forth above reflects both vested and unvested shares included in the RSU awards. As of October 24, 2025, the amounts of vested and unissued shares for each director, other than Mr. Rubin, are as follows: Mr. Faris - 445,205, Dr. Menaker - 229,738, and Ms. Peck- 43,796; Mr. Creviston, Ms. Crider and Mr. Caylor do not have any vested and unissued shares.

(4)	Includes 22,500 shares of Class A Common Stock, which are held by Ms. Peck’s husband.

(5)

The address for (i) North Run, (ii) North Run Strategic Opportunities Fund I GP, LLC (“North Run Opportunities”), (iii) North Run - Due North Partners, LP, (iv) North Run GP LP, (v) North Run Advisors, LLC, and (vi) Thomas B. Ellis (collectively, the “North Run Affiliated Funds”), as jointly filed on a Schedule 13D on February 25, 2025, is 867 Boylston St., 5th Floor #1361, Boston, MA 02116. Mr. Ellis is a member of each of North Run Advisors, LLC and North Run Opportunities. North Run Advisors, LLC is the general partner of North Run GP, LP, which is the general partner of North Run. Due North Partners, LP. North Run Strategic Opportunities Fund I GP, LLC is the general partner of North Run. North Run and North Run - Due North Partners, LP directly beneficially own 12,837,693 shares of Class A Common Stock, which are issuable upon exercise of the Warrants and/or conversion of the shares of Series G Preferred Stock.

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EXECUTIVE COMPENSATION

Named Executive Officers

During fiscal year 2025, our named executive officers were as follows:

•	Shmuel Rubin, our current President and Chief Executive Officer, and a director;

•	Albert Miranda, our current Chief Financial Officer.

Compensation Philosophy and Objectives

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success.  To attract, retain, and motivate the executive officers to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to recognize the achievement of our specific short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each named executive officer’s compensation contingent upon our performance as well as upon the individual’s personal performance.  Accordingly, each named executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) short-term and long-term incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time.  The Compensation Committee has structured compensation of our named executive officers to incentivize achievement of our business goals and reward our named executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers.

In accordance with the advisory “say-on-frequency” vote of our stockholders at the fiscal year 2025 annual meeting of stockholders, held in November 2024, and as approved by the Board, we will include an annual advisory “say-on-pay” vote in our proxy statement, including this Proxy Statement for the fiscal year 2026 annual meeting of stockholders.  Our next required stockholder advisory “say-on-frequency” vote will occur at our fiscal year 2030 annual meeting of stockholders.  The most recent “say-on-pay” advisory vote occurred at the fiscal year 2025 annual meeting of stockholders, at which our stockholders approved, on an advisory basis, the compensation of our named executive officers.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee relies on the following:

•	the annual reviews made by the Chief Executive Officer with respect to the performance of our other named executive officer;

•	the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

•	compensation paid to executive officers of other manufacturing companies similar in size and scope as us and our competitors; and

•	our annual performance with respect to our short-term and long-term strategic plan.

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There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining our executive compensation plan.  Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual short-term cash incentive awards, and long-term equity incentive awards for our named executive officers.

Retirement Benefits

We offer a qualified 401(k) defined contribution plan. The ability of named executive officers to participate fully in this plan is limited under the requirements of the Internal Revenue Code of 1986, as amended, and the Employment Retirement Income Security Act of 1974, as amended. We currently match 100% of the first 2% of employee contributions.

Executive Compensation and Risk

Although a substantial portion of the compensation paid to our named executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our named executive officers because these programs are designed to encourage our named executive officers to remain focused on both our short-term and long-term operation and financial goals.  We achieve this balance through a combination of elements in our overall compensation plans, including: (i) elements that reward different aspects of short-term and long-term performance; (ii) incentive compensation that rewards performance on a variety of different measures; and (iii) cash awards and stock option awards, to encourage alignment with the interests of stockholders.

Clawback Policy

The Compensation Committee of the Board has adopted a formal Compensation Clawback Policy, as required by the Nasdaq Listing Standards. The Clawback Policy provides for the recovery of incentive-based compensation erroneously received by current or former executive officers during the three fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The requirements under the Clawback Policy are separate from any recoupment required by the Sarbanes-Oxley Act of 2002. The Committee also has discretion to seek recovery of any amount that it determines was received otherwise inappropriately by such individuals.

Executive Officer Stock Ownership Requirements

Our Board established certain guidelines requiring that each of our executive officers acquire and maintain a minimum level of ownership of our securities during the period in which he or she is an executive officer. The guidelines set the target ownership level at five times the annual base salary for our Chief Executive Officer and three times the annual base salary for our other executive officer, as measured at fiscal year-end. The Board monitors the target ownership levels to determine whether such target ownership levels should be adjusted.

For purposes of determining ownership levels, all forms of equity and derivative securities, including stock, stock options, restricted stock, and RSUs, count towards satisfaction of the ownership guidelines; however, with respect to any stock option award, only the number of shares equal to (i) the difference between the closing price of the Class A Common Stock as reported on Nasdaq at the end of the fiscal year and the exercise price of the stock option multiplied by (ii) the number of shares underlying the stock option, then (iii) divided by the closing price of the Class A Common Stock as reported on the Nasdaq at the end of the fiscal year, are included for purposes of determining whether the stock ownership target is met. For example, if an officer is awarded a stock option of 100 shares of Class A Common Stock, with an exercise price of $1.00 per share, and the closing price of the Class A Common Stock as reported on the Nasdaq on June 30, 2025 is $2.00, the number of shares of Class A Common Stock included from such stock option award for purposes of meeting the stock ownership target is 50 shares.

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The Board may grant waivers of the guidelines in the event of financial hardship or other good cause. Once an executive officer attains his or her required stock ownership level, he or she will remain in compliance with the guidelines despite future changes in the stock price and base salary, as long as the executive officer’s holdings do not decline below the number of shares owned at the time the required stock ownership level was met. Each executive officer will have five years after his or her date of becoming an executive officer to meet the required ownership level.

Our named executive officers were not yet in compliance with their respective ownership targets as of June 30, 2025. Mr. Rubin was not in compliance with the target by his deadline of February 24, 2025, and Mr. Miranda has until May 7, 2026, to meet the target.

Name	Class A common stock	Stock Options (1)	Restricted Stock Units	Restricted Stock Awards	Total Amount of Shares of Class A Common Stock Beneficially Owned	Stock Price at June 30, 2025	Market Value at June 30, 2025	Base Salary	% of Salary
Shmuel Rubin	227,722	108,442	138,938	—	475,102	$3.05	$1,449,061	$397,115	365%
Albert Miranda	55,236	737	60,318	—	116,291	$3.05	$354,688	$255,288	139%

(1)	Does not include stock options with an exercise price that exceeds the closing stock price as of June 30, 2025.

Hedging Policy and Pledging of Securities

Pursuant to our Guide for Trading in Securities by Employees, Officers, and Directors, our employees, officers, and directors cannot engage in hedging transactions related to our securities, which includes our Class A common stock.  Employees, officers, and directors are also prohibited from holding our securities, which includes our Class A common stock, in a margin account or otherwise pledging our securities as collateral for a loan.

2025 Incentive Program

Our fiscal year 2025 incentive program has two key components: (i) the Short-Term Incentive (“STI”) program, and (ii) the Long-Term Incentive (“LTI”) program. The STI program is comprised of awards based on our achievement of specific fiscal year 2024 financial objectives (the “2025 STI Award”). The LTI program is comprised of (i) an individual RSU award, based on total shareholder return (the “2025 TSR Award”), which is calculated based on the overall change in LPTH stock price per share, as compared to the Russell MicroCap Index, and (ii) retention RSUs that will vest in three equal annual installments (the “2025 Retention RSU Award” and, together with the 2025 LTI TSR Award, the “2025 LTI Awards”).

Our incentive program includes different levels of bonus opportunity based on a participant’s position with the Company. For fiscal year 2025, Mr. Rubin was the only “level one” participant, and Mr. Miranda was a “level two” participant. Bonus opportunities for Mr. Rubin and Mr. Miranda for fiscal year 2025 were calculated by applying designated portions of their respective bonus pool amounts, which were set by the Compensation Committee, to formulas for each of the components of the STI and LTI programs, as applicable.

STI Program

For both the level one and level two participant, the 2025 STI Award was based on the achievement of corporate financial objectives and personalized goals, with a minimum of 60% of the EBITDA target required to earn any bonus. The corporate financial objectives are as follows: (i) EBITDA (which is earnings before income, taxes, depreciation, and amortization) (the “EBITDA Component”); and (ii) revenue growth over that of the prior fiscal year (the “Revenue Component”). The EBITDA Component was weighted at 60%, the Revenue Component was weighted at 20%, and the personalized goals were weighted at 20%. For fiscal year 2025, the bonus pool amounts for the 2024 STI Award for Mr. Rubin and Mr. Miranda were set at $201,585 and $102,211, respectively. The Compensation Committee determined that achievement of the 2025 STI Award would be paid in cash and stock options, with the percentage split of the payout to be determined at the discretion of the Board.

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EBITDA Component

In order for the participants to earn a bonus with respect to the EBITDA Component, we had to meet or exceed a minimum EBITDA target established by the Compensation Committee for fiscal year 2025. Further, we had to meet or exceed at least 60% of that EBITDA target in order to earn any portion of the 2025 STI Award.

For fiscal year 2025, adjusted EBITDA (as defined in our Annual Report on Form 10-K) was a loss of approximately $5.1 million, which was below the target amount. The achieved EBITDA also did not meet 60% of the EBITDA target. Accordingly, Mr. Rubin and Mr. Miranda did not earn any portion of the 2025 STI Award.

LTI Program

The 2025 LTI Awards are comprised of two components: (i) the 2025 Retention RSU Award and (ii) the 2025 TSR Award. For fiscal year 2025, the bonus pool amounts for the 2025 LTI Award for Mr. Rubin and Mr. Miranda were set at $171,580 and $85,790, respectively. The bonus pool amounts for the 2025 Retention RSU Award and the 2025 TSR Award would each be 50% of the respective bonus pool amount for the 2025 LTI Award.

2025 Retention RSU Award

The 2025 Retention RSU Award was calculated to be $85,790 and $37,245 for Mr. Rubin and Mr. Miranda, respectively. The RSUs were granted on March 7, 2025, based on the closing bid price of $2.27 on that day, with one-third of the RSUs to vest on each of November 20, 2025, 2026 and 2027.

2025 TSR Award

In order to earn the 2025 TSR Award, the TSR calculated for LPTH stock was measured against the Russell MicroCap Index. TSR is calculated as the overall change in LPTH’s stock price per share from the beginning of fiscal year 2024 to the end of fiscal year 2025, divided by the stock price per share at the beginning of the fiscal year. The calculated TSR for fiscal year 2025 was less favorable than the change in the Russell MicroCap Index, therefore the 2024 TSR Award was not earned.

2024 Incentive Program

Our fiscal year 2024 incentive program has two key components: (i) the Short-Term Incentive (“STI”) program, and (ii) the Long-Term Incentive (“LTI”) program. The STI program is comprised of awards based on our achievement of specific fiscal year 2024 financial objectives (the “2024 STI Award”). The LTI program is comprised of (i) an individual RSU award, based on total shareholder return (the “2024 TSR Award”), which is calculated based on the overall change in LPTH stock price per share, as compared to the Russell MicroCap Index, and (ii) retention RSUs that will vest in three equal annual installments (the “2024 Retention RSU Award” and, together with the 2024 LTI TSR Award, the “2024 LTI Awards”).

Our incentive program includes different levels of bonus opportunity based on a participant’s position with the Company. For fiscal year 2024, Mr. Rubin was the only “level one” participant, and Mr. Miranda was a “level two” participant. Bonus opportunities for Mr. Rubin and Mr. Miranda for fiscal year 2024 were calculated by applying designated portions of their respective bonus pool amounts, which were set by the Compensation Committee, to formulas for each of the components of the STI and LTI programs, as applicable.

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STI Program

For both the level one and level two participant, the 2024 STI Award was based on the achievement of corporate financial objectives and personalized goals, with a minimum of 60% of the EBITDA target required to earn any bonus. The corporate financial objectives are as follows: (i) EBITDA (which is earnings before income, taxes, depreciation, and amortization) (the “EBITDA Component”); and (ii) revenue growth over that of the prior fiscal year (the “Revenue Component”). The EBITDA Component was weighted at 60%, the Revenue Component was weighted at 20%, and the personalized goals were weighted at 20%. For fiscal year 2024, the bonus pool amounts for the 2024 STI Award for Mr. Rubin and Mr. Miranda were set at $193,832 and $98,280, respectively. The Compensation Committee determined that achievement of the 2024 STI Award would be paid in cash and stock options, with the percentage split of the payout to be determined at the discretion of the Board.

EBITDA Component

In order for the participants to earn a bonus with respect to the EBITDA Component, we had to meet or exceed a minimum EBITDA target established by the Compensation Committee for fiscal year 2024. Further, we had to meet or exceed at least 60% of that EBITDA target in order to earn any portion of the 2024 STI Award.

For fiscal year 2024, EBITDA was a loss of approximately $3.7 million, which was below the target amount. The achieved EBITDA also did not meet 60% of the EBITDA target. Accordingly, Mr. Rubin and Mr. Miranda did not earn any portion of the 2024 STI Award.

LTI Program

The 2024 LTI Awards are comprised of two components: (i) the 2024 Retention RSU Award and (ii) the 2024 TSR Award. For fiscal year 2024, the bonus pool amounts for the 2024 LTI Award for Mr. Rubin and Mr. Miranda were set at $164,980 and $71,626, respectively. The bonus pool amounts for the 2024 Retention RSU Award and the 2024 TSR Award would each be 50% of the respective bonus pool amount for the 2024 LTI Award.

2024 Retention RSU Award

The 2024 Retention RSU Award was calculated to be $82,490 and $35,813 for Mr. Rubin and Mr. Miranda, respectively. The RSUs were granted on January 31, 2024, based on the closing bid price of $1.37 on that day, with one-third of the RSUs to vest on each of the first, second and third anniversaries of the grant date.

2024 TSR Award

In order to earn the 2024 TSR Award, the TSR calculated for LPTH stock was measured against the Russell MicroCap Index. TSR is calculated as the overall change in LPTH’s stock price per share from the beginning of fiscal year 2024 to the end of fiscal year 2024, divided by the stock price per share at the beginning of the fiscal year. The calculated TSR for fiscal year 2024 was less favorable than the change in the Russell MicroCap Index, therefore the 2024 TSR Award was not earned.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to the named executive officers for the fiscal years ended June 30, 2025 and June 30, 2024.

									Non-Equity
						Stock		Option	Incentive Plan	All Other Compensation	Total
Name and Position	Fiscal	Salary		Bonus		Awards		Awards	Compensation	Compensation	($)
	Year	($)		($)		($) (1)		($) (2)	($)	($) (3)
(a)	(b)	(c)		(d)		(e)		(f)	(g)	(i)	(j)
Shmuel Rubin	2025	$405,500	(4)	201,585	(4)	$85,790	(4)	—	—	—	$692,875
President & Chief Executive Officer	2024	$378,092	(4)	-	(4)	$82,490	(4)	—	—	—	$478,042
Albert Miranda	2025	$260,700	(5)	102,211	(5)	$37,245	(5)	—	—	—	$400,156
Chief Financial Officer	2024	$243,059	(5)	—	(5)	$35,813	(5)	—	—	—	$292,537

Notes:

(1)

For valuation assumptions on stock awards refer to Note 10 to the Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal year 2025. The disclosed amounts reflect the fair value of the RSU awards that were earned during the fiscal years ended June 30, 2025 and 2024 in accordance with FASB ASC Topic 718.

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(2)

For valuation assumptions on stock option awards refer to Note 10 to the Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal year 2025. The disclosed amounts reflect the fair value of the stock option awards that were earned during the fiscal years ended June 30, 2025 and 2024 in accordance with FASB ASC Topic 718.

(3)

“All Other Compensation,” as defined by SEC rules does not include the amounts that qualify under the applicable de minimis rule for all periods presented. The de minimis rules does not require reporting of perquisites and other compensation that totals less than $10,000 in the aggregate. For fiscal year 2025 and 2024, the named executive officers did not receive any compensatory items, other than those benefits generally available to our employees.

(4)

Mr. Rubin’s base salary was 59% and 79% of his total compensation for fiscal years 2025 and 2024, respectively. For fiscal year 2025 Mr. Rubin was awarded a special bonus upon successful completion of the acquisition of G5 Infrared, LLC, which was paid in October 2025. For fiscal year 2025, Mr. Rubin was granted an RSU Award in connection with the 2025 Retention RSU Award and for fiscal year 2024, Mr. Rubin was granted an RSU award in connection with the 2024 Retention RSU Award. The amounts in the table reflect the fair value of these awards in accordance with FASB ASC Topic 718. For additional information with respect to this grant, including the vesting schedules, please see “Discussion of Summary Compensation Table of Named Executive Officers” below.

(5)

Mr. Miranda’s base salary was 65% and 83% of his total compensation for fiscal years 2025 and 2024, respectively. For fiscal year 2025 Mr. Miranda was awarded a special bonus upon successful completion of the acquisition of G5 Infrared, LLC, which was paid in October 2025. For fiscal year 2025, Mr. Miranda was granted an RSU Award in connection with the 2025 Retention RSU Award and for fiscal year 2024, Mr. Miranda was granted an RSU award in connection with the 2024 Retention RSU Award. The amount in the table reflects the fair value of this award in accordance with FASB ASC Topic 718. For additional information with respect to these grants, including the vesting schedules, please see “Discussion of Summary Compensation Table of Named Executive Officers” below.

 Narrative Discussion of Summary Compensation Table of Named Executive Officers

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.  The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

With respect to fiscal year 2025, each named executive officer received a base salary and were eligible for a 2025 STI Award, a 2025 Retention RSU Award, and a 2025 TSR Award.  Information on the specific components of executive compensation for fiscal year 2025 can be found above under the heading “2025 Incentive Program.”  With respect to fiscal year 2024, each named executive officer received a base salary and were eligible for a 2024 STI Award, a 2024 Retention RSU Award, and a 2024 TSR Award.  Information on the specific components of executive compensation for fiscal year 2024 can be found above under the heading “2024 Incentive Program.”

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Additional details regarding the awards granted to each named executive officer are set forth below.

Shmuel Rubin

				Compensation Expense (1)
				Actual	Actual	Projected	Projected	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026	Fiscal 2027	Fiscal 2028
Date	of Shares	Vested Shares		$	$	$	$	$
Stock Option Grants
2/24/2020	225,000	225,000	(2)	$38,466	$-	$-	$-	$-

RSUs
2/24/2020	100,000	100,000	(3)	$40,538	$-	$-	$-	$-
11/11/2021	42,416	42,416	(4)	26,579	8,859	-	-	-
11/17/2022	67,219	44,813	(4)	26,887	26,888	8,962	-	-
1/31/2024	118,108	39,369	(4)	22,420	53,838	53,838	31,713	-
3/7/2025	37,793	-	(5)	-	12,806	33,179	28,599	11,206
				$116,424	$102,391	$95,979	$60,312	$11,206

RSAs
1/2/2023	12,118	12,118	(6)	$3,694	$-	$-	$-	$-

(1)	Compensation expense for grants of stock options, RSUs and restricted stock awards (“RSAs”) are recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)

Represents the number of shares vested as of June 30, 2025. On each of the first, second, and third anniversaries of the grant date, 50,000 shares underlying the stock option vested; the remaining 75,000 shares underlying the stock option vested on the fourth anniversary of the grant date.

(3)	Represents the number of shares vested as of June 30, 2025. One-half of the RSUs granted vest on each of the third and fourth anniversaries of the grant date.
(4)	Represents the number of shares vested as of June 30, 2025. One-third of the RSUs granted vest on each of the first, second and third anniversaries of the grant date.
(5)	Represents the number of shares vested as of June 30, 2025. One-third of the RSUs granted vest on November 20, 2025, 2026 and 2026, respectively.
(6)

Represents the number of shares vested as of June 30, 2025. One-fourth of the RSAs granted vested immediately, and one-fourth vested at the beginning of each of the second, third and fourth calendar quarters.

Albert Miranda

				Compensation Expense (1)
				Actual	Actual	Projected	Projected	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026	Fiscal 2027	Fiscal 2028
Date	of Shares	Vested Shares		$	$	$	$	$
Stock Option Grants
4/19/2021	75,000	75,000	(2)	$32,727	$24,545	$-	$-	$-

RSUs
11/11/2021	18,415	18,415	(3)	$11,541	$3,846	$-	$-	$-
11/17/2022	29,183	19,455	(3)	11,674	11,672	3,890	-	-
1/31/2024	51,277	17,092	(3)	9,734	23,374	23,374	13,768	-
3/7/2025	16,407	-	(4)	-	5,559	14,404	12,416	4,865
				$32,949	$44,451	$41,668	$26,184	$4,865

RSAs
1/2/2023	7,790	7,790	(5)	$2,374	$-	$-	$-	$-

(1)	Compensation expense for grants of stock options or RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)	The number of shares vested are as of June 30, 2025. One-fourth of the stock option shares vested on each of the first, second, third and fourth anniversaries of the grant date.
(3)	Represents the number of shares vested as of June 30, 2025. One-third of the RSUs grant vested on each of the first, second and third anniversaries of the grant date.
(4)	Represents the number of shares vested as of June 30, 2025. One-third of the RSUs granted vest on November 20, 2025, 2026 and 2026, respectively.
(5)

Represents the number of shares vested as of June 30, 2024. One-fourth of the RSAs granted vested immediately, and one-fourth vest at the beginning of each of the second, third and fourth calendar quarters.

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Employment Agreements

Shmuel Rubin

In connection with Mr. Rubin’s appointment, the Company entered into an employment agreement with Mr. Rubin on February 24, 2020 (the “Rubin Employment Agreement”). The Company and Mr. Rubin orally agreed that Mr. Rubin’s appointment as the President and CEO of the Company would be effective on March 9, 2020. The Agreement does not provide for a specified term of employment and Mr. Rubin’s employment is on an at-will basis. Mr. Rubin receives an annual base salary of $405,500, payable in equal bi-weekly installments, and is eligible to participate in all of the Company’s bonus, incentive compensation, and performance based compensation plans, including, but not limited to the “SICP”, under which the Company’s executive officers are eligible to earn incentive compensation consisting of cash and/or equity awards based upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee. The Company’s incentive bonus program includes different levels of bonus opportunity based on a participant’s position with the Company. For this purpose, Mr. Rubin is considered a “level one” participant.

Mr. Rubin is eligible to participate in the Company’s employee benefit, welfare, and other plans, as may be maintained by the Company from time to time. The Company also reimbursed Mr. Rubin $36,346 for certain relocation expenses.

Pursuant to the Rubin Employment Agreement, Mr. Rubin was granted, on a one-time basis, a restricted stock award consisting of 100,000 shares of the Company’s Class A common Stock, par value $0.01 per share, pursuant to which 50% of the shares of the Class A common stock vested on the third anniversary of the grant date, and the remaining 50% vested on the fourth anniversary of the grant date. The restricted stock award is subject to the SICP and any amendments thereto.

Also pursuant to the Rubin Employment Agreement, Mr. Rubin was granted options to purchase 225,000 shares of the Company’s Class A common stock, having an exercise price per share equal to the greater of (i) $1.37 per share or (ii) 115% of the closing bid price of the Class A common stock as reported on the Nasdaq on the grant date, or February 24, 2020. As of June 30, 2025, the shares underlying the option award had vested. The option award has a ten-year term, subject to earlier expiration as provided in the SICP or the option agreement. The option award is subject to the SICP and any amendments thereto.

Albert Miranda

In connection with Mr. Miranda’s appointment, we entered into an employment agreement with Mr. Miranda on April 19, 2021 (the “Miranda Employment Agreement”). Pursuant to the Miranda Employment Agreement, Mr. Miranda served as Vice President of Finance beginning on April 19, 2021 until May 7, 2021, at which time, Mr. Miranda transitioned into the role of Chief Financial Officer. The Miranda Employment Agreement does not provide for a specified term of employment and Mr. Miranda’s employment is on an at-will basis. Mr. Miranda receives an annual base salary of $260,700, payable in equal bi-weekly installments, and is eligible to participate in all of our bonus, incentive compensation, and performance based compensation plans, including, but not limited to, the SICP, under which our executive officers are eligible to earn incentive compensation consisting of cash and/or equity awards based upon the achievement of certain individual and/or performance goals set by the Compensation Committee.

Mr. Miranda is eligible to participate in our employee benefit, welfare, and other plans, as may be maintained by us from time to time.

Pursuant to the Miranda Employment Agreement, we granted Mr. Miranda an options to purchase up to 75,000 shares of Class A common stock, having an exercise price per share equal to the greater of (i) our book value per share on that date or (ii) 115% of the closing bid price of the Class A common stock as reported on the Nasdaq on the grant date. As of June 30, 2025, the shares underlying the option award had vested.  The option award has a ten-year term, subject to earlier expiration as provided in the SICP or the option agreement, as defined below. The option award is subject to the SICP and any amendments thereto.

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Potential Payments Upon Termination or Change-of-Control

Neither Mr. Rubin nor Mr. Miranda are entitled to any payments upon termination or change-of-control.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				RSU Awards
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Name	Number of	Number of	Option	Option	Number of	Market
	Securities	Securities	Exercise	Expiration	Shares or	Value of
	Underlying	Underlying	Price ($)	Date	Units of	Shares or
	Unexercised	Unexercised			Stock That	Units of
	Options (#)	Options (#)			Have Not	Stock
	Exercisable	Unexercisable			Vested	That
						Have Not	Vesting
						Vested	Schedule
Shmuel Rubin	225,000	—	$1.58				50,000 shares/yr for 3 yrs; 75,000 shares on 4th anniversary
				11-17-32	22,406	$68,338	3 years, 1/3 per year
				01-31-34	78,739	$240,154	3 years, 1/3 per year
				03-07-35	37,793	$115,269	3 years, 1/3 per year
Albert Miranda	75,000	—	$3.02	04-19-31			25%/yr for 4 yrs
				11-17-32	9,728	$29,670	3 years, 1/3 per year
				01-31-34	34,185	$104,264	3 years, 1/3 per year
				03-07-35	16,407	$50,041	3 years, 1/3 per year

The stock options were issued pursuant to the SICP and have a ten-year life. The options will terminate 90 days after termination of employment, or in the case of termination due to death or permanent disability, the options will terminate one year after the date of termination.

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DIRECTOR COMPENSATION

The table below summarizes the compensation paid by us to non-employee directors for fiscal year 2025:

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name (1)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(g)	(h)
M. Scott Faris, Chair	$55,000	$60,000	$-	$115,000
Dr. Joseph Menaker	$36,000	$60,000	$-	$96,000
Darcie Peck	$44,000	$60,000	$-	$104,000
S. Eric Creviston	$40,000	$60,000	$-	$100,000
Kim Crider	$36,000	$60,000	$-	$96,000
Thomas Ellis (4)	$13,500	$21,600	$-	$35,100

(1)

Shmuel Rubin, our President and Chief Executive Officer during fiscal year 2024, is not included in this table as he was an employee and, thus, received no compensation for his services as a director. The compensation received by Mr. Rubin as an employee is disclosed in the Summary Compensation Table on page 23.

(2)

Total fees earned for fiscal year 2025 includes all fees earned, including earned but unpaid fees. The amounts of unpaid fees for each director as of June 30, 2025, were as follows: Mr. Faris - $13,750, Dr. Menaker - $9,000, Ms. Peck - $11,000, Mr. Creviston - $10,000, Ms. Crider - $9,000, and Mr. Ellis - $9,000.

(3)

The table reflects the fair value amount for RSUs granted for the fiscal year ended June 30, 2025, in accordance with ASC Topic 718. The directors were entitled to a restricted stock award equal to $60,000. The Company has a policy of granting performance-related stock options and RSUs at the greater of the closing bid price of our Class A common stock on the grant date or the book value per share of our Class A common stock as of the end of the most recent fiscal quarter. The fiscal year 2025 director award of 19,355 RSUs was based on the closing bid price of our Class A common stock on the grant date, or $3.10.

(4)	Compensation for Mr. Ellis was pro-rated for the period starting when he was appointed to the board, or February 18, 2025, through the end of the fiscal year.

Discussion of the Summary Compensation Table of Directors

     The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the Summary Compensation Table. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as a director as well as the skill-level required by us of members of our Board. For fiscal year 2025, the cash and stock-based incentive compensation awarded to directors remained essentially at the same levels set in fiscal year 2024. For fiscal year 2026, the cash and stock-based incentive compensation awarded to directors is expected to remain at the same levels set in fiscal 2025.

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Cash Compensation Paid to Board Members

During fiscal year 2025, directors received a monthly retainer of $3,000 per month. There are no meeting attendance fees paid unless, by action of the Board, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, fees are paid to the Chair of the Board and Committee Chairs for their additional responsibilities in overseeing their respective functions. Due to mid-year director appointments and committee changes, certain fees were pro-rated for fiscal year 2025. The following table sets forth the annual fees paid to each director for fiscal year 2025:

	Board Fee	Chair Fee	Committee Chair Fee	Total Fees Earned for Fiscal Year 2025
M. Scott Faris	$36,000	$15,000	$4,000	$55,000
Dr. Joseph Menaker	$36,000			$36,000
Darcie Peck	$36,000		$8,000	$44,000
S. Eric Creviston	$36,000		$4,000	$40,000
Kim Crider	$36,000			$36,000
Thomas Ellis	$13,500			$13,500
Shmuel Rubin (1)	$-			$-

(1)	Mr. Rubin did not receive any compensation for his service as a director because he is also an employee.

Stock Option/Restricted Stock Program

All directors are eligible to receive equity incentives under the SICP, including stock options, restricted stock awards, or RSUs. In fiscal year 2025, the following directors received grants under the SICP:

	Restricted Stock Units
Name of Director (1)	Number of Units Granted	Grant Date	Fair Value Per Share
M. Scott Faris, Chair	19,355	16-06-25	$3.10
Dr. Joseph Menaker	19,355	16-06-25	$3.10
Darcie Peck	19,355	16-06-25	$3.10
S. Eric Creviston	19,355	16-06-25	$3.10
Kim Crider	19,355	16-06-25	$3.10
Thomas Ellis	6,968	16-06-25	$3.10
	103,743

(1)	Mr. Rubin did not receive any compensation for his service as a director because he is also an employee.

Additional details regarding the RSUs granted to each director, other than Mr. Rubin, are set forth below.

M. Scott Faris

RSUs				Compensation Expense (1)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
11/12/2020	22,222	22,222	(2)	$6,664	$-	$-
11/17/2022	50,847	50,847	(3)	20,338	-	-
1/31/2024	43,796	43,796	(3)	24,850	35,150	-
6/16/2025	19,355	-	(4)	-	5,696	54,304
				$51,852	$40,846	$54,304

Positions: Chair of the Board, Nominating and Corporate Governance Committee Chair Committees: Finance Committee, Compensation Committee

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(1)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)	The number of shares vested are as of June 30, 2025. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.
(3)	The number of shares vested are as of June 30, 2025. These RSU shares vest on the first anniversary of the grant date.
(4)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

Dr. Joseph Menaker (1)

RSUs				Compensation Expense (2)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
11/12/2020	22,222	22,222	(3)	$6,664	$-	$-
11/17/2022	50,847	50,847	(4)	20,338	-	-
1/31/2024	43,796	43,796	(4)	24,850	35,150	-
6/16/2025	19,355	-	(5)	-	5,696	54,304
				$51,852	$40,846	$54,304

Committees: Audit Committee, Finance Committee

(1)

Dr. Menaker served as a consultant to the Board from March 2018 until November 2018, when he was appointed as a director. During the time period Dr. Menaker served as a consultant to the Board, he earned compensation equivalent to the compensation paid to the directors. The amounts disclosed include the compensation he earned as a consultant and director.

(2)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)	The number of shares vested are as of June 30, 2025. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.
(4)	The number of shares vested are as of June 30, 2025. These RSU shares vest on the first anniversary of the grant date.
(5)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

Darcie Peck (1)

RSUs				Compensation Expense (2)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
11/12/2020	22,222	22,222	(3)	$6,664	$-	$-
11/17/2022	50,847	50,847	(4)	20,338	-	-
1/31/2025	43,796	43,796	(4)	24,850	35,150	-
6/16/2025	19,355	-	(5)	-	5,696	54,304
				$51,852	$40,846	$54,304

Positions: Audit Committee Chair (effective January 31, 2024) Committees: Compensation Committee

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(1)

Ms. Peck served as a consultant to the Board from April 2019 until November 2019, when she was appointed as a director. During the time period Ms. Peck served as a consultant to the Board, she earned compensation equivalent to the compensation paid to the directors. The amounts disclosed include the compensation she earned as a consultant and director.

(2)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)	The number of shares vested are as of June 30, 2025. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.
(4)	The number of shares vested are as of June 30, 2025. These RSU shares vest on the first anniversary of the grant date.
(5)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

S. Eric Creviston

RSUs				Compensation Expense (1)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
6/25/2021	15,328	15,328	(2)	$5,238	$-	$-
11/17/2022	50,847	50,847	(3)	20,338	-	-
1/31/2024	43,796	43,796	(3)	24,850	35,150	-
6/16/2025	19,355	-	(4)	-	5,696	54,304
				$50,426	$40,846	$54,304

Positions: Finance Committee Chair Committees: Compensation Committee

(1)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)

The number of shares vested are as of June 30, 2025. Mr. Creviston received a pro-rated grant based on the date he was appointed to the Board. The RSU shares vest on the first, second and third anniversaries of the fiscal year 2021 director grant date, November 12, 2020, with the first vesting prorated at 3,934 shares and the second and third vesting each at 5,697 shares.

(3)	The number of shares vested are as of June 30, 2025. These RSU shares vest on the first anniversary of the grant date.
(4)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

Kim Crider

RSUs				Compensation Expense (1)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
1/31/2024	43,796	43,796	(2)	$24,850	$35,150	$-
6/16/2025	19,355	-	(3)	-	5,696	54,304
				$24,850	$40,846	$54,304

Committees: Audit Committee

(1)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)	The number of shares vested are as of June 30, 2025. These RSU shares vest on the first anniversary of the grant date.
(3)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

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Thomas Ellis

RSUs				Compensation Expense (1)
				Actual	Actual	Projected
Grant	Number	Number of		Fiscal 2024	Fiscal 2025	Fiscal 2026
Date	of Shares	Vested Shares		$	$	$
6/16/2025	6,968	-	(2)	$-	$2,050	$19,550

(1)	Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)	The number of shares vested are as of June 30, 2025. These RSU shares vest on November 20, 2025.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company for each of the last two completed fiscal years. In determining the “compensation actually paid” to our named executive officers (“NEOs”, including our principal executive officer (“PEO”), we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below presents information on the compensation of our NEOs in comparison to certain performance metrics for 2025, 2024 and 2023. The metrics are not those that the Compensation Committee of our Board uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total values for the applicable years.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to non-PEO Named Executive Officers (5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (6)	Net Income (Loss) (7)
2025	$692,875	$1,268,085	$400,156	$649,877	$137.80	$(14,873,182)
2024	$478,042	$460,891	$292,537	$281,177	$49.21	$(8,007,346)
2023	$553,722	$471,624	$330,154	$285,463	$53.94	$(4,046,871)

(1)	Data presented for our last three fiscal years in compliance with Item 402(v)(8).

(2)	Represents total compensation to Shmuel Rubin, who served as our Chief Executive Officer and sole PEO during 2025, 2024 and 2023.

(3)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Rubin, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Rubin during the applicable year. The following adjustments were made to Mr. Rubin’s total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

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	Adjustments to Determine CAP for PEO
Fiscal Year	2025	2024	2023
Average Total from Summary Compensation Table	$692,875	$478,042	$553,722
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(85,790)	(82,490)	(171,765)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	423,761	75,265	100,389
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	173,733	(13,614)	(15,421)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	63,506	3,688	4,699
Compensation Actually Paid	$1,268,085	$460,891	$471,624

(4)	Represents the total compensation to Albert Miranda, who served as our Chief Financial Officer and sole Non-PEO named executive officer during 2025, 2024 and 2023.

(5)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Miranda, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Miranda during the applicable year. The following adjustments were made to the Non-PEO NEO total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

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	Adjustments to Determine CAP for non-PEO NEO
Fiscal Year	2025	2024	2023
Average Total from Summary Compensation Table	$400,156	$292,537	$330,154
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(37,245)	(35,813)	(78,959)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	183,970	32,676	45,315
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	75,424	(5,911)	(6,261)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	27,572	(2,312)	(4,786)
Compensation Actually Paid	$649,877	$281,177	$285,463

(6)

As we have not paid dividends, cumulative total shareholder return (“TSR”) is calculated by dividing $100 by the last closing price in fiscal year 2025, 2024 and 2023, respectively, to obtain a number of shares, and multiplying that number of shares by the closing price on the last trading day of the relevant measurement period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship Disclosure to Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following descriptions of the relationships between information presented in the Pay Versus Performance table.

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Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between compensation actually paid to the PEO and the NEO, compared to our cumulative TSR for each the years presented:

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between compensation actually paid to the PEO and the NEO, compared to our net loss reported in our most recent 10-K filings for each of the years presented:

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What Am I Voting On?

Stockholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Voting Recommendation

FOR the non-binding, advisory vote to approve the executive compensation of our named executive officers disclosed in this Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative execution compensation disclosures therein, required by Item 402 of SEC Regulation S-K.

Summary

We believe executive compensation is an important matter for our stockholders. A fundamental principle of our executive compensation philosophy and practice continues to be to pay for performance. An executive officer’s compensation package is comprised of two components: (i) a base salary, which reflects individual performance and expertise and (ii) short-term and long-term incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for us. We believe that this type of compensation program is consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We urge you to read this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal year 2025 compensation of the named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay philosophy, policies, and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Given the information provided above and elsewhere in this Proxy Statement, the Board asks you to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers described in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Regulation S-K.”

As an advisory vote, this proposal is non-binding on us. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

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PROPOSAL 3 - APPROVAL OF AMENDMENT NO. 2 TO THE 2018 SICP INCREASING THE NUMBER OF SHARES AVAILABLE FOR FUTURE GRANTS THEREUNDER BY 2,500,000 SHARES

What Am I Voting On?

Stockholders are being asked to approve the Plan Amendment to increase the number of shares available for future grants the 2018 SICP by 2,500,000 shares.

Voting Recommendation

FOR the approval of the Plan Amendment to increase the number of shares available for future grants under the 2018 SICP by 2,500,000 shares.

Summary; Reasons for the Plan Amendment

The 2018 SICP was approved by our stockholders at the Company’s annual meeting of stockholders held on November 15, 2018.  As of June 30, 2025, the maximum aggregate number of shares of Class A Common Stock which may be subject to or delivered under awards granted under the 2018 SICP was 8,480,949 shares comprised of 1,650,870 shares originally authorized for issuance under the 2018 SICP, 6,100,000 additional shares approved by the Company’s stockholders, and 730,079 shares that have become available for grant under the 2018 SICP as a result of awards granted under a prior plan that were canceled, settled in cash or forfeited or that expired.  In addition, any shares subject to existing or future awards under the 2018 SICP or any prior plan that are canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) become available for future grant under the 2018 SICP on a one-for-one basis.  As of June 30, 2025, of the 8,480,949 shares of Class A Common Stock the Company has determined are authorized for issuance under the 2018 SICP, 2,494,452 shares have been granted and issued, 1,801,572 shares are subject to outstanding awards granted under the 2018 SICP and 4,184,925 shares are available for future grants.

Our Board desires to amend the 2018 SICP to increase the shares authorized for issuance thereunder by 2,500,000 shares and has approved Amendment No. 2 to the 2018 SICP attached hereto as Appendix A (the “Plan Amendment”) to effect such increase.  Our Board believes that the approval of the Plan Amendment is necessary in order to allow us to continue to utilize equity awards to attract, retain, and motivate the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders.

If the Plan Amendment is approved by the Company’s stockholders at the Annual Meeting, as of December 17, 2025, or any adjournment or postponement thereof, the 2018 SICP would have a total of 10,980,949 shares authorized for issuance thereunder and 6,684,925 shares available for future grants with the number of shares available for future grants to be reduced by the number of shares that are subject to issuance pursuant to awards granted during the period commencing on July 1, 2025 and ending on the date Proposal 3 is approved by the Company’s stockholders (the “Interim Period”), and increased by the number of shares subject to awards granted under the 2018 SICP or any prior plan and existing on June 30, 2025, that are canceled, expired, settled in cash, or forfeited for any reason during the Interim Period.

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Dilution

The table below represents our potential “overhang” based on the number of our shares of Class A Common Stock, stock options, and restricted stock units subject to outstanding awards under the 2018 SICP as of June 30, 2025, and our request for approval of 2,500,000 additional shares of Class A Common Stock to be authorized for issuance pursuant to the 2018 SICP. Our Board believes that the increase in shares of Class A Common Stock available under the 2018 SICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders in granting equity awards.

	Shares	“Overhang” percent (1)
USE OF STOCK IN THE 2018 SICP
Shares granted and issued since November 15, 2018	2,494,452	—
Shares currently outstanding:
Options (2)	720,619	1.7%
Restricted Stock Units	1,080,953	2.5%

Shares remaining available under the 2018 SICP	4,184,925	9.7%

Total authorized under the 2018 SICP	8,480,949	—

Proposed additional shares	2,500,000	5.8%

Total potential “Overhang”	10,980,949	19.8%

(1)

Overhang is calculated for purposes of this presentation as the number of shares of the type that are issued but subject to continued restriction (restricted stock), issuable upon exercise, or potentially issuable in the future under either restricted stock or option agreements divided by the 42,949,307 shares of Class A Common Stock outstanding at June 30, 2025.

(2)	Our outstanding options have exercise prices between $1.28 and $3.02 per share of Class A Common Stock.

Plan Benefits

The issuance of any awards under the 2018 SICP, will be at the discretion of the SICP Committee (as defined below). Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The following table sets forth the awards that were previously granted under the Plan through June 30, 2025 (whether or not outstanding, vested, or forfeited, as applicable) to the persons or groups named below:

	Total Number of	Total Number of Shares of
Name and Position	Stock Options	Restricted Stock

Shmuel Rubin	225,000	396,957
President & CEO
Albert Miranda	75,000	123,072
CFO & Treasurer
All current executive officers as a group	300,000	520,029

All current non-employee directors as a group	—	946,023

All employees except for executive officers as a group	422,705	647,891

All consultants as a group	140,000	356,552

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Burn Rate

The following table sets forth information regarding awards granted and the burn rate for each of the last three fiscal years and the average burn rate over the last three fiscal years under the 2018 SICP. For each year, the burn rate has been calculated as the quotient of (1) the sum of all awards granted in a fiscal year, divided by (2) the number of shares of Class A Common Stock outstanding at the end of that fiscal year.

Fiscal Year	(1) Awards Granted	(2) Class A Common Stock Outstanding at June 30th	Burn Rate
2025	764,926	42,949,307	2%
2024	842,111	39,254,643	2%
2023	858,328	37,344,739	2%

		Average burn rate	2%

The additional 2,500,000 shares of Class A Common Stock to be reserved for issuance under the 2018 SICP, if approved, is currently expected to be cumulatively adequate for grants and awards for approximately three (3) years based on a projection for both directors’ compensation and employee and executive officer compensation. Based on our updated projection, the shares of Class A Common Stock that might be granted during such period would total approximately 5.8% of outstanding shares of Class A Common Stock as of June 30, 2025. Not all shares granted actually become issued shares of Class A Common Stock.

Given the Company’s strong growth and need to further build and develop a strong leadership team to execute on this growth, the Board believes that, to attract, motivate, and retain qualified officers, directors, and employees of the Company and its subsidiaries, including G5 Infrared, to incentivize such persons to attain our long-term goal of increasing stockholder value, and to continue to promote the Company’s well-being, it is in the best interests of us and our stockholders to provide our officers, directors, and employees, through the granting of equity incentive awards, the opportunity to participate in the appreciation in value, if any, of our Class A Common Stock. Our future success will be based on a combination of dedicated and competent management working alongside skilled and experienced electro-optic engineers and production personnel. The Board believes that the additional 2,500,000 shares to be reserved for issuance under the 2018 SICP will ensure the Company’s ability to retain and have access to qualified individuals.

Description of the 2018 SICP and the Proposed Amendment

The following summary of certain features of the 2018 SICP is qualified in its entirety by reference to the full text of the 2018 SICP, which was filed as an Exhibit 10.1 to our Current Report on Form 8-K (File No.: 000-27548) filed with the SEC on November 15, 2018.

In General

Under the terms of the 2018 SICP, employees and officers of the Company and any subsidiary are eligible to receive incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights and/or performance bonuses of cash or stock. In addition, employees and officers of the Company and any subsidiary, and directors of the Company, are eligible to receive options that do not qualify as Incentive Options (“Nonqualified Options”) and/or restricted stock or unit awards pursuant to the terms of the 2018 SICP. Generally, no consideration is received by us upon the grant of any options or awards; however, we will receive consideration upon the exercise of any options. To date, the only forms of awards under the 2018 SICP have been Incentive Options, Nonqualified Options, and restricted stock awards. The 2018 SICP is administered by the Board or a committee appointed by the Board (the “SICP Committee” – which is currently the Compensation Committee). As of June 30, 2025, approximately 350 employees and seven directors were eligible to participate in the 2018 SICP; however, awards are granted only to such officers, directors, employees and consultants of the Company as the SICP Committee selects from time to time in its sole discretion.

39

The 2018 SICP currently provides that the maximum number of shares of Class A Common Stock issuable under the 2018 SICP is 8,480,949 and as of June 30, 2025, there were 4,184,925 shares remaining available for grant to persons participating in the 2018 SICP. The proposed amendment would increase the number of shares of common stock reserved for issuance under the 2018 SICP to a total of 10,980,949 shares, thereby providing an aggregate of 6,684,925 shares available for future grants to persons participating in the 2018 SICP.

Incentive Options are generally exercisable for a period of up to ten years from the grant date and the exercise price may not be less than the fair market value of the Class A Common Stock on the grant date. The fair market value of a share of Class A Common Stock was ☐ as of October 21, 2025.

Options (whether Incentive Options or Nonqualified Options) granted under the 2018 SICP generally may be exercised only while the recipient is employed or retained by the Company or within three months after the date of termination of employment. However, if termination is due to death or permanent disability of the option holder, the option may be exercised within one year of the date of termination. To exercise an award, the option holder’s payment may be made by cash or by any other means approved by the Board or the SICP Committee.

Under the terms of the 2018 SICP, an option holder has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option or satisfaction of conditions for the award, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 2018 SICP. During the lifetime of the recipient, an award is exercisable only by the option holder. No option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution.

Restricted stock may also be awarded under the 2018 SICP. Under the 2018 SICP, a restricted stock award or unit is a grant of shares of our Class A Common Stock that is subject to certain restrictions that we place on such stock. Typically, the restricted stock is subject to forfeiture by the recipient, which gradually decreases in amount over a certain period of time. Generally, any “unvested” shares at the time of termination or resignation of the recipient are forfeited unless modified by the Board. Any “unvested” shares of restricted stock issued to directors will immediately vest upon their termination from the Board. Other restrictions may be placed on the stock, including, but not limited to, Section 16 of the Securities Exchange Act and other transfer restrictions subsequent to vesting and after issuance.

Federal Income Tax Consequences

Nonqualified Stock Options. Generally, no income is recognized when a nonqualified stock option is granted to the option holder. Generally, upon the exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

Incentive Stock Options. Generally, no regular taxable income is recognized upon the exercise of an incentive option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an incentive option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the “Holding Periods”). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

Restricted Stock. In the case of a restricted stock award, the excess of the fair market value of the underlying shares of the restricted stock award over the amount paid for the restricted stock award will be taxed as ordinary income to the recipient in the first taxable year in which the underlying common shares are no longer subject to vesting or similar types of forfeiture restrictions. Alternatively, with respect to an individual who files a timely election under Section 83(b) of the Internal Revenue Code, such excess will instead be taxed as ordinary income upon the effectiveness of the grant of such restricted stock award notwithstanding any vesting or similar types of forfeiture restrictions. The income realized by the recipient is generally treated as wages and will be subject to withholding taxes even though no cash is paid to the recipient by us. In the case of restricted stock units, the election under Section 83(b) of the Internal Revenue Code is not available and the holder may elect to defer receipt of the stock, and thus taxation thereon, when the vesting occurs. When a holder so elects deferral, the holder must remain at risk that the property (stock) may never be delivered to him due to adverse developments.

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The Company Deduction. We are entitled to a tax deduction in connection with the exercise of a nonqualified stock option equal to the ordinary income recognized by the option holder. We are also entitled to a tax deduction in connection with the vesting of restricted stock or, earlier in the case of the grantee making an election pursuant to Section 83(b) of the Internal Revenue Code (in both cases, conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

Holding Periods. Provided the shares sold or exchanged are held for more than twelve (12) months prior to such sale or exchange, the resulting gain or loss will be long-term in character. If the shares are held for less than twelve months prior to their sale or exchange, the resulting gain or loss will be short-term in character. In the case of restricted stock units, the holding period does not begin until the holder elects to receive the shares of Class A Common Stock and be subject to the recognition of income subject to taxation at ordinary income rates.

Other Tax Considerations. This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the 2018 SICP. A participant should consult his or her personal tax advisor to determine the particular tax consequences of the 2018 SICP, including the application and effect of foreign state and local taxes, and any changes in the tax laws after the date of this Proxy Statement.

Required Vote of Stockholders

Proposal 3 will be adopted if a majority of the outstanding Class A Common Stock having voting power, present in person or represented by proxy affirmatively votes in favor of this proposal. Consequently, abstentions will have the effect of votes cast against this proposal and broker non-votes will have the effect of reducing the absolute number, but not the percentage, of affirmative votes needed to pass this proposal.

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PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

It is the responsibility of the Audit Committee to select and retain our independent registered public accounting firms. Our Audit Committee has appointed BDO, as our independent registered public accounting firm for our fiscal year ending June 30, 2025. Although stockholder ratification of the Audit Committee’s selection of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of BDO to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent registered public accounting firm for us.

Representatives of BDO will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

Voting Recommendation

FOR the ratification of the appointment of BDO as our independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

As previously disclosed by us in a Current Report on Form 8-K filed on November 15, 2024, on November 1, 2024, Forvis Mazars, LLP (“Forvis Mazars”), entered into a transaction with MSL, P.A. (“MSL”), our former independent registered public accounting firm, whereby substantially all shareholders and employees of MSL became partners and employees of Forvis Mazars. As a result, On November 13, 2024, MSL resigned as the Company’s independent registered public accounting firm, effective on November 21, 2024.

 As previously disclosed by us in a Current Report on Form 8-K filed on January 14, 2025 with the SEC, the Audit Committee appointed BDO to serve as the Company’s new independent registered public accounting firm, effective immediately.

MSL’s reports on our consolidated financial statements as of and for the fiscal years ended June 30, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2024 and 2023, and the subsequent interim periods through November 13, 2024, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and MSL on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSL, would have caused MSL to make reference in connection with its opinion to the subject matter of the disagreement.

As previously reported and as discussed under Item 9A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, management did not identify any material weaknesses in our internal control over financial reporting. There are no reportable events under Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act that occurred during the fiscal years ended June 30, 2024 and 2023 and through November 14, 2024.

Prior to engaging BDO, we did not consult with BDO regarding (a) the application of accounting principles to a specific completed or contemplated transaction regarding the type of audit opinions that might be rendered by BDO on our financial statements, and BDO did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing, or financial reporting issue, or (b) a disagreement or reportable event as described under Item 304(a)(2)(11) of Regulation S-K.

The report of independent registered public accounting firm issued by MSL regarding our financial statements for the fiscal year ended June 30, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

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Audit Fees

The following table presents fees paid or to be paid for professional audit services rendered by BDO and MSL for the audit of our annual financial statements during the years ended June 30, 2025 and 2024, review of financial statements included in our quarterly reports during the years ended June 30, 2025 and 2024, and fees billed for other services rendered:

	Fiscal Year 2025		Fiscal Year 2024
	BDO	MSL	BDO		MSL
Audit Fees (1)	$540,387	$11,800	$		$185,200
All Other Fees (2)	73,438	30,147		219,076	19,900
Total All Fees (3)	$613,825	$41,947		$219,076	$205,100

(1)

Audit Fees consisted of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

(2)

All other fees paid to BDO for fiscal year 2025 and 2024 primarily consist of fees billed for due diligence procedures in connection with an acquisition. All other fees paid to MSL for fiscal year 2025 and 2024 primarily consist of fees billed for professional services associated with registration statements and other filings SEC requiring consents.

(3)	There were no audit-related fees during fiscal year 2025 or fiscal year 2024.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted audit and non-audit work performed by BDO and MSL, as applicable. The Audit Committee has pre-approved all fees for audit, audit-related and non-audit work performed.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with our independent registered public accounting firm information relating to its judgments about the quality of our accounting principles, recommending to the Board that we include the audited financial statements in our Annual Report, and overseeing compliance with the SEC requirements for disclosure of auditors’ services and activities.

Review of Audited Financial Statements

The Audit Committee reviewed our financial statements for the fiscal year ended June 30, 2025, as audited by BDO, our independent registered public accounting firm, and discussed these financial statements with management. In addition, the Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of the Nasdaq and the SEC, and that all members of the Audit Committee, Ms. Peck, Mr. Menaker and Ms. Crider, qualify as “audit committee financial experts” as defined by SEC rules. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee’s oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

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Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2025, be included in our Annual Report for such fiscal year.

Audit Committee: Darcie Peck, Chair Joseph Menaker Kim Crider

OTHER BUSINESS

The Board is not aware of any other business to be considered or acted upon at the Annual Meeting other than that for which notice is provided in this Proxy Statement and the accompanying notice. In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the Annual Report on Form 10-K for the year ended June 30, 2025, including the Part III information, and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting.

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PROXY

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

LIGHTPATH TECHNOLOGIES, INC.

WEDNESDAY, DECEMBER 17, 2025

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc., which recommends that you vote “FOR” the director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

The undersigned hereby appoints each of M. Scott Faris and Shmuel Rubin as proxies and attorneys-in-fact (the “Proxies”), with power of substitution, to represent and vote all shares of LightPath Technologies, Inc. Class A Common Stock and Series G Preferred Stock which the undersigned is entitled to vote on all matters that may properly come before the Virtual Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on Wednesday, December 17, 2025 at 11:00 a.m. ET (the “Annual Meeting”), or at any adjournment or postponement thereof.

This year’s Annual Meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the Virtual Annual Meeting at https://web.viewproxy.com/lightpath/2025. For more information, refer to the Proxy Statement.

The Proxies shall have all the powers which the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting.

This proxy, when properly executed and returned, will be voted as specified herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the recommendations of LightPath Technologies, Inc.’s Board of Directors. The Proxies are also authorized to vote on such other matters as may properly come before the Annual Meeting in accordance with their discretion.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of

Proxy Materials for the Virtual Annual Meeting:

The Proxy Statement is available at

https://web.viewproxy.com/lightpath/2025

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Appendix A

PROPOSED AMENDMENT NO. 2 TO THE

LIGHTPATH TECHNOLOGIES, INC.

2018 STOCK AND INCENTIVE COMPENSATION PLAN

December 17, 2025

1. The LightPath Technologies, Inc. 2018 Stock and Incentive Compensation Plan (the “Plan”) is hereby amended as follows:

Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof in its entirety and, in lieu thereof, substituting the following:

“(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan and the share counting provisions below, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan shall be 8,480,949 Shares comprised of 1,650,870 Shares originally authorized for issuance under the Plan, 6,100,000 additional Shares previously approved by the Company’s shareholders, 730,079 Shares that have become available for grant under the Plan pursuant to the last sentence of Section 3(c)(i), and 2,500,000 Shares approved by the Company’s shareholders on the date hereof.”

2. All other terms and provisions of the Plan shall remain unchanged.

3. This Amendment No. 2 to the LightPath Technologies, Inc. 2018 Stock and Incentive Compensation Plan was adopted by the Company’s Board of Directors on October 28, 2025.

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LightPath Technologies

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://AALvote.com/LPTH
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

As a stockholder of LightPath Technologies, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on December 16, 2025.

CONTROL NUMBER

LIGHTPATH TECHNOLOGIES, INC.,

ANNUAL MEETING OF STOCKHOLDERS

December 17, 2025 at 11:00 AM Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIGHTPATH TECHNOLOGIES, INC.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature______________________________

Date______________________________

Title______________________________

Signature (Joint Owners)______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

CONTROL NUMBER

Address change:

(If you noted any Address Changes above, please mark box.) ☐

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2, 3 and 4.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1.

Please mark your votes like this ☒

ELECTIONS OF DIRECTORS:	FOR	WITHHOLD
(1) Dr. Joseph Menaker	☐	☐
(2) Darcie Peck	☐	☐
(3) Mark Caylor	☐	☐

Your Board of Directors recommends a vote FOR Items 2 and 3.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐